Exhibit 99.77(q)(1)

ITEM 77Q-1 – Exhibits

(a)(1)	Articles Supplementary dated June 26, 2015 (dissolution of Class ADV shares of Voya Australia Index Portfolio, Voya Emerging Markets Index Portfolio, and Voya Russell™ Mid Cap Growth Index Portfolio; and dissolution of Class S2 shares of Voya Emerging Markets Index Portfolio and Voya Small Company Portfolio) – Filed herein.
(e)(1)	Amended and Restated Investment Management Agreement between Voya Investments, LLC and Voya Variable Portfolios, Inc. dated November 18, 2014, as amended and restated on May 1, 2015 – Filed herein.